EXHIBIT 10(s)
                  EMPLOYMENT AGREEMENT - KENNETH F. CSINICSEK
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                              EMPLOYMENT AGREEMENT


         This Employment Agreement (the "Agreement") is entered into as of June 14, 1994, among First Financial Corporation (the "Company"), First Financial Bank, FSB, a wholly owned subsidiary of the Company (the "Bank"), and Kenneth F. Csinicsek, (the "Employee").

         WHEREAS, Employee is currently serving as an executive of the Company and/or the Bank;

         WHEREAS, the Company and Bank consider it important to retain competent executives when the company and Bank are potential takeover targets; and

         WHEREAS, the Company and Bank wish to take steps to ensure that each will receive advice from its top management which is unaffected by concerns of distractions caused by personal risks associated with an actual or threatened change in control, thus guaranteeing that all action taken in a takeover context is done in the best interests of the constituents and shareholders served by the Company and Bank.


         NOW, THEREFORE, IT IS AGREED:

         1. Term. The initial term of employment under this Agreement shall be for a three-year period from January 1, 1994, which is the effective date of this Agreement. No later than 60 days after the second and, if appropriate, each subsequent anniversary date of the effective date of this Agreement, the Employee and the full Boards of Directors of both the Company and the Bank by a majority vote may extend the term of this Agreement for one additional year. It is anticipated that the Board of Directors of the Bank will consider the matter in the month of December immediately prior to the anniversary date in question, and the Board of Directors of the Company in the month of February immediately subsequent thereto. If the Employee and the Board of Directors of the Company and the Bank fail to extend the term of this Agreement within 60 days of any such anniversary date, this Agreement shall automatically terminate one year after the anniversary date in question. Each initial term and all such extended terms are collectively referred to herein as the term of this Agreement.

         2. Change in Control. No compensation or benefits shall be payable hereunder unless there shall have been a Change in Control.

                  (a) A "Change in Control of the Company" for purposes of this Agreement, shall be deemed to have taken place if: (i) any person becomes the beneficial owner of 25 percent or more of the total number of outstanding voting shares of the Company; (ii) any person becomes the beneficial owner of 10 percent or more, but less than 25 percent, of the total number of outstanding voting shares of the Company, provided that, if the FHLBB has approved a rebuttal agreement filed by such person or such person has filed a certification with the FHLBB, a Change in Control will not be so deemed to have occurred unless the Board of Directors of the Company has made a determination that such a beneficial ownership constitutes or will constitute control of the Company;
(iii) any person (other than the persons named as proxies solicited on behalf of the Board of Directors of the Company) holds revocable or irrevocable proxies, as to the election or removal of two or more directors of the Company, for 25 percent or more of the total number of outstanding voting shares of the Company;
(iv) any person has received the approval of the FHLBB under Section 408 of the National Housing Act (the "Holding Company Act"), or regulations issued thereunder, to acquire control of the Company; (v) any person has received approval of the FHLBB under the Change in Savings and Loan Control Act of 1978 (the "Control Act"), or regulations issued thereunder, to acquire control of the Company; (vi) any person has commenced a tender or exchange offer, or entered into any agreement or received an option, to acquire beneficial ownership of 25 percent or more of the total number of outstanding voting shares of the Company, whether or not the requisite regulatory approval for such acquisition has been received under the Holding Company Act, the Control Act, or the respective regulations issued thereunder, provided that a Change in Control will not be deemed to have occurred under this clause (vii) unless the Board of Directors of the Company has made a determination that such action constitutes or will constitute a Change in Control; or (viii) as a result of, or in connection with, any cash tender or exchange offer, merger, or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Company before such transaction shall cease to constitute at least two-thirds of the Board of Directors of the Company or any successor institution. For purposes of this Section, a "person" includes an individual, corporation, partnership, trust, association, joint venture, pool, syndicate, unincorporated organization, joint-stock company or similar organization or group acting in concert, but does not include any employee stock ownership plan or similar employee benefit plan of the Company or the Bank. A person for these purposes shall be deemed to be a beneficial owner as that term is used in Rule 13d-3 under the Securities Exchange Act of 1934.

                  (b) A "Change in Control of the Bank," for purposes of this Agreement, shall be deemed to have taken place if the Company's beneficial ownership of the total number of outstanding voting shares of the Bank is reduced to less than 50 percent.

         3. Good Reason. Employee shall be deemed to have resigned for Good Reason if Employee resigns within twenty-four months following a Change in Control as a result of one or more of the following events:

                  (a)  Employee is assigned any duties  materially  inconsistent
with   his   principal   responsibilities   as   compared   to   his   principal
responsibilities immediately prior to such Change in Control.

                  (b)  The  Company  or  Bank  reduces  the   Employee's   total
compensation (including base salary and bonus) below the rate in effect immediately prior to such Change in Control.


                  (c) The Company or Bank fails to provide the Employee with benefits at least as favorable as those provided by the Company and/or Bank immediately prior to such Change in Control; provided, however, that Good Reason shall not exist under this paragraph 3(c) if Employee is provided benefits equal to those provided the executives in the Company or Bank and their affiliates following the Change in Control.

                  (d) The Company or Bank shall change the location of the primary worksite of Employee to a location more than 50 miles from the worksite immediately prior to the Change in Control, without Employee's consent.

         4. Benefits Payable upon Termination or Resignation for Good Reason Following Change in Control. The Board of Directors of the Company or Bank may terminate Employee's employment at any time; however, if termination of Employee's employment shall occur within 24 months of a Change in Control and is not for cause as defined in paragraph 5 (c), or if Employee resigns within 24 months of a Change in Control for Good Reason as defined in paragraphs 3(a) through 3(d), Employee shall be entitled to receive:

                  (a) For services previously rendered to the Bank and/or the Company, a cash payment equal to two times Employee's average annual compensation (including base salary and bonus) which was payable by the Company and/or the Bank and was includable by Employee in his gross income for federal income tax purposes with respect to the five most recent taxable years ending prior to such Change in Control of the Company or of the Bank. The cash payment may be made, at the option of the Company or the Bank, (i) in a lump sum within ten (10) business days after the date of termination or resignation for Good Reason or (ii) in twenty-four (24) consecutive equal monthly installments with the first installment commencing no later than ten (10) business days after the date of termination or resignation for Good Reason. If no payment is made to Employee within ten (10) business days of the date of termination or resignation for Good Reason, the Bank and Company shall lose the option of making installment payments to Employee and the lump sum payment shall be immediately due and payable together with interest at the rate of 12% per annum from the date of termination or resignation for Good Reason until paid.

                  (b) The Company and Bank shall maintain in full force and effect for Employee's continued benefit for two years after the date of termination or resignation for Good Reason, all insurance plans (including medical, dental, life and disability) in which Employee was entitled to participate immediately prior to the Change in Control, provided that Employee's participation is possible under the general terms and provisions of such plans. In the event that Employee's participation in any such plan is barred, the Company or Bank shall arrange to provide the Employee with benefits substantially similar to those to which he was entitled to receive under such plans.

                  (c) The Company and Bank shall also pay all legal fees and expenses incurred by Employee as a result of such termination of resignation for Good Reason, including such fees and expenses, if any, incurred in good faith in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement.

                  (d) Employee shall have the right to exercise on or within 90 days after termination or resignation for Good Reason all unexercised stock options granted under the First Financial Stock Option Plans prior to the Change in Control unless such exercise is prohibited by law.

                  (e) To the extent that any payment or benefit to be extended by the Bank under paragraphs 4(a) through 4(d) of the Employment Agreement shall exceed any of the limitations provided for in RB 27 (or any other applicable regulatory or statutory limitation to which the Bank is or may be subject from time to time), then the Bank shall not be responsible for payment of any such benefit in excess of the applicable limitation and the Company shall be solely liable for payment of such excess benefits; provided, however, that nothing contained in this paragraph 4(d) shall decrease or diminish the total payments or benefits to be extended to the Employee under the Employment Agreement.

         5.  Restrictions  on  Benefits.   Notwithstanding   the  provisions  of
paragraphs 4(a) through 4(d) hereof, the following restrictions on benefits shall apply:

                  (a) Employee shall not have any right to receive any payment or benefit under this Agreement or any other agreement or benefit plan if such payment or benefit, taking into account all other payments or benefits to the Employee, would cause any payment to the Employee under this Agreement to be considered a "parachute payment" within the meaning of Section 280G(b)(2) of the Internal Revenue Code as then in effect (a "Parachute Payment"). In the event that the receipt of any such payment or benefit under this Agreement, or any other agreement or benefit plan, would cause Employee to be considered to have received a Parachute Payment under this Agreement, then the Employee shall have the right, in the Employee's sole discretion, to designate those payment or benefits under this Agreement, or any other agreements or benefit plans, which should be reduced or eliminated so as to avoid having a payment to the Employee under this Agreement to be deemed a Parachute Payment.

                  (b) Employee shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment. However, upon Employee's employment by another employer after the date of termination or resignation for Good Reason, payments provided for in this Agreement payable or attributable to periods after commencement of such new employment shall be reduced by fifty percent (50%) and the benefits coverage provided for in paragraph 4(b) shall terminate.

                  (c) Employee shall have no right to receive compensation or other benefits under this Agreement for any period after termination for cause. "Termination for Cause" shall include termination because of personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. In determining incompetence or intentional failure to perform stated duties, the acts or omissions shall be measured against standards generally prevailing in financial institutions of similar size and type; provided it shall be the Company's or the Bank's burden to prove by a preponderance of evidence the alleged acts and omissions and the prevailing nature of the standards the Company or the Bank shall have alleged are violated by such acts and omissions.

                  (d) If Employee is suspended and/or temporarily prohibited in participating in the conduct of the Bank's affairs by notice served under
Section  5(e)(4)(D),  or Section  5(d)(5)(A) of the Homeowners Loan Act or under
Section 407(g)(4) or 407(h) of the National Housing Act, the Company's and Bank's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Company and/or Bank may in its discretion (i) pay Employee all or part of the compensation withheld while his contract obligations are suspended and (ii) reinstate (in whole or part) any of its obligations which were suspended.

                  (e) If Employee is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under
Section  5(e)(4)(e) or Section  5(d)(5)(A) of the  Homeowners  Loan Act or under
Section 407(g)(5) or Section 407(h) of the National Housing Act, all obligations of the Company and Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the parties shall not be affected.

                  (f) If the Bank is in default (as defined in Section 401(d) of the National Housing Act), all obligations under this Agreement shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

                  (g) All obligations under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of the Bank, (i) by the Federal Savings and Loan Insurance Corporation, at the time such Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in
Section 406(f) of the National Housing Act; or (ii) by the Federal Home Loan Bank Board, at the time the Board or its Principal Supervisory Agent approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Board to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

                  (h) This Agreement shall automatically terminate in the event that prior to a Change in Control the Employee shall die, become permanently totally disabled, or terminate his employment with the Company and Bank.

         6.       Miscellaneous.

                  (a) Applicable Law. This Agreement and all questions of its interpretation, performance, enforcement and the rights and remedies of the parties hereto shall be determined in accordance with the laws of the State of Wisconsin and any applicable federal laws, rules, and regulations, including but not limited to the Internal Revenue Code, the Homeowners Loan act, the National Housing Act, and the rules and regulations of the Federal Home Loan Bank Board. Any reference to statutes or regulations shall be deemed to include any successor statute or regulation.

                  (b) Binding Effect. The obligations of this Agreement will be binding upon the Company and Bank and any successor organization to all or substantially all of the business and/or assets of the Company or Bank, whether direct or indirect, by purchase, merger, consolidation or otherwise; and this Agreement shall inure to the benefit of and be enforceable by the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. In the event of death of the Employee, all rights to receive payments hereunder shall become rights of Employee's estate.

                  (c) Modification. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is approved by a majority vote of the full Board of Directors of the Company and Bank and is agreed to in writing signed by the Employee and such officer as may be specifically designated by the Board of Directors of the Company and Bank. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

                  (d) Validity. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date, month and year first written above.


ATTEST:                                   FIRST FINANCIAL CORPORATION


/s/ Patricia A. Janowski                  By:    /s/  John C. Seramur
- -------------------------                 -------------------------------
Assistant Secretary                              John C. Seramur, President



ATTEST:                                   FIRST FINANCIAL BANK, FSB


/s/ Patricia A. Janowski                  By:    /s/  John C. Seramur
- -------------------------                 -------------------------------
Assistant Secretary                              John C. Seramur, President


                                          EMPLOYEE


                                          /s/ Kenneth F. Csinicsek
                                          -------------------------------
                                              Kenneth F. Csinicsek
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